UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 5, 2010
ITT CORPORATION
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	1-5672 (Commission File Number)	13-5158950 (IRS Employer Identification No.)

1133 Westchester Avenue White Plains, New York (Address of principal executive offices)	10604 (Zip Code)
(914) 641-2000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 5, 2010, the Compensation and Personnel Committee (the “Committee”) of the Board of Directors of ITT Corporation (the “Company”) approved base salaries for 2010 and long-term incentive opportunities for the individuals expected to be named executive officers in the Proxy Statement for our 2010 Annual Meeting of Shareholders (the “2010 Annual Meeting”). All decisions with respect to compensation for Steven R. Loranger, Chairman, President and Chief Executive Officer, were made solely by the Committee. Additional information with respect to the compensation arrangements for the named executive officers will be set forth in the Proxy Statement for the 2010 Annual Meeting.
     Base Salaries for 2010
     The Committee approved new annual base salaries, effective March 8, 2010, for the named executive officers as follows: Mr. Steven R. Loranger, $1,160,000; Ms. Denise L. Ramos, $590,000; Ms. Gretchen W. McClain, $530,000; and Mr. Scott A. Crum, $391,500. The Committee considered the significant promotion and related expansion of responsibilities for Mr. Melcher as President, Defense and Information Solutions, named him as a Senior Vice President of the Company on March 5, 2010, and approved a promotional increase resulting in an annual base salary of $530,000, effective March 8, 2010.
     Annual Incentive Awards and Opportunities
     For 2009, the named executive officers participated in the Company’s Annual Incentive Plan for Executive Officers (the “AIP”) approved by ITT Corporation’s shareholders in 2008. Amounts to be paid under the AIP are based on the financial performance of the Company and its businesses during the performance year as compared with the annual performance goals established and approved by the Committee at the beginning of the performance year. Under the AIP, the Committee has the authority to modify the awards using negative discretion to reflect individual performance in accordance with the terms of the AIP. The Committee also may award supplemental bonus payments separate from the AIP in its discretion in recognition of additional performance factors.
     For performance year 2009 the approved annual performance goals for Messrs. Loranger and Crum and Ms. Ramos were based on 30% on Return on Invested Capital (“ROIC”), 30% on Cash Flow, and 40% on Earnings Per Share performance. For the operating segments, 40% of the annual performance goals were based on Earnings Per Share performance and the remaining 60% of the annual performance goals were weighted as follows: the operating segment performance goals for the named executive officer in the Company’s commercial segments (which exclude the defense industry businesses) are based 12% on ROIC, 12% on Revenue, 18% on Margin Rate, 18% on Cash Flow; the operating segment performance goals for the named executive officer in the Company’s defense segment are based 24% on ROIC, 18% on Revenue, 18% on Cash Flow. Actual payment under the AIP for 2009 could range from 0-200% of the target. On March 5, 2010, the Committee approved the following 2009 payments under the AIP for the named executive officers: Mr. Loranger, $1,909,700; Ms. Ramos, $596,700; Ms. McClain, $474,600; Mr. Melcher, $386,750 and Mr. Crum, $345,800. Ms. McClain received an additional discretionary bonus award of $61,000 for performance year 2009 based on exceptional leadership during difficult economic conditions.
     2010 Long Term Incentive Awards and Opportunities
     The ITT Corporation 1997 Long-Term Incentive Plan (“LTIP”) approved by shareholders in 1997 authorizes performance awards to be made to key employees of the Company at the discretion of the Committee. Awards granted under this plan are expressed as target cash awards.
     The LTIP provides that the Committee shall determine the size and frequency of awards, performance measures, performance goals and performance periods. Payment, if any, of target cash awards generally will be made at the end of the applicable performance period and are based on the Company’s performance as compared with the performance measures approved by the Committee prior to the performance period. Payment, if any, of awards may be made in whole or in part, at the discretion of the Committee.
     For the named executive officers, the ITT Corporation Long-Term Incentive Program total award value is determined individually based on the competitive market, individual performance and business performance and is split as follows: 1/3 of the award in non-qualified stock options, 1/3 of the award in restricted shares and 1/3 of the award in target cash based on total shareholder return (“TSR”).
     Stock-Based Awards
     Effective March 5, 2010, the Committee approved the following stock option grants to the named executive officers under the ITT Corporation 2003 Equity Incentive Plan approved by the Company’s shareholders in 2008 (the “2003 Plan”): Mr. Loranger, 132,265; Ms. Ramos, 26,721; Ms. McClain, 24,049; Mr. Melcher, 24,049; and Mr. Crum, 14,697. The exercise price of the options is $53.49 per share based on the closing price of the Company’s common stock on March 5, 2010. The options granted to Mr. Loranger, Ms. Ramos, Ms. McClain and Messrs Melcher and Crum will vest and become exercisable three years from the date of grant. The term for all options is ten years. Each of the options also provides for accelerated vesting upon death and disability and upon change in control events that are defined in the 2003 Plan, and accelerated vesting on a pro rata basis upon retirement. Unvested options under this award expire upon termination of employment or due to resignation.
     Effective March 5, 2010, the Committee approved the following restricted stock grants to the named executive officers under the 2003 Plan: Mr. Loranger, 41,267; Ms. Ramos, 8,337; Ms. McClain, 7,503; Mr. Melcher, 7,503 and Mr. Crum, 4,585. The restricted shares granted to the named executive officers will vest three years from the date of grant. The vesting of these restricted shares accelerates upon change in control events that are defined in the 2003 Plan and accelerates on a pro rata basis upon retirement. Unvested restricted shares under this award expire upon termination of employment or due to resignation.
     Long-Term Incentive Plan
     On March 5, 2010, the Committee granted target awards under the LTIP for the three-year period beginning January 1, 2010 to the named executive officers as follows: Mr. Loranger, $1,980,000; Ms. Ramos, $400,000; Ms. McClain, $360,000; Mr. Melcher, $360,000; and Mr. Crum, $220,000. The ultimate value, if any, of each of these awards will be determined in accordance with the established performance measurement formula for the target awards granted in 2010. The award amounts set forth above would be the amounts earned and payable if the TSR results in payment at the 100% level. Payment, if any, with respect to the 2010 target awards will be based on the Company’s TSR performance compared with other S&P® Industrial companies.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
10.01	ITT Corporation 2003 Equity Incentive Plan Non-Qualified Stock Option Award Agreement for Non-Employee Directors (amended March 5, 2010)

10.02	ITT Corporation 2003 Equity Incentive Plan Non-Qualified Stock Option Award Agreement for Band A (amended March 5, 2010)

10.03	ITT Corporation 2003 Equity Incentive Plan Non-Qualified Stock Option Award Agreement (amended March 5, 2010)
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT CORPORATION
Date: March 11, 2010	By:	/s/ Burt M. Fealing
Burt M. Fealing

	Its:	Vice President and Corporate Secretary
(Authorized Officer of Registrant)